Exhibit 10.9
3COM CORPORATION
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This AMENDMENT is made and entered into pursuant to the EMPLOYMENT AGREEMENT of April 29, 2008 (the “Agreement”) by and between 3Com Corporation (the “Company”) and Ronald A. Sege (“Executive”).
     WHEREAS, the Company desires to amend the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW, THEREFORE, it is hereby agreed that the Agreement is amended in the following respects, effective as of January 1, 2009, or such earlier date as required to comply with Code Section 409A and guidance issued thereunder.
     1. A new sentence is added at the end of Section 3(b) to read as follows:
     “Annual cash incentives shall be paid in a lump sum as soon as practicable following the determination that specified goals have been met. In no event shall payment be made later than March 15th of the year following the year in which the incentive was earned or, if later, the 15th day of the third month following the end of the Company’s taxable year following the year in which the incentive was earned.”
     2. Paragraph (a) of Section 8 is revised in its entirety to read as follows:
     “(a) Termination Without Cause or Resignation for Good Reason other than in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or if Executive resigns for Good Reason, and such termination is not in Connection with a Change of Control, then, subject to Section 8(d), Executive will receive:
     (i) the aggregate of twelve (12) months of Executive’s Base Salary plus the Target Annual Incentive for the year in which the termination occurs (less applicable tax withholdings), with payment to occur as follows:
     On the first day following the six (6) month anniversary of Executive’s termination of employment (as determined pursuant to Treasury Regulation Section 1.409A-1(h)), Executive shall receive a lump sum equal to the aggregate amount Executive would have received through such date had payments commenced upon termination of employment in bi-weekly installments in accordance with the Company’s normal payroll policies. Thereafter, the amount remaining shall be paid in bi-weekly installments in accordance with the Company’s normal payroll policies.

     (ii) with respect to Executive’s then outstanding, unvested equity awards, other than performance-based awards, twelve (12) months accelerated vesting, with payment to occur as follows:
     (a) Awards Exempt from Code Section 409A:
(1) Stock Options: stock options may be exercised pursuant to paragraph [iii], with underlying shares to be delivered to Executive as soon as administratively practicable following Executive’s exercise of such options.
(2) Restricted stock: all restrictions placed upon the shares of stock shall lapse upon Executive’s termination of employment.
(3) Restricted stock units: shares underlying those restricted stock units that are exempt from Code Section 409A shall be transferred to Executive as soon as administratively practicable, but in no event later than the sixtieth (60th) day following Executive’s termination of employment.
     (b) Restricted Stock Units Subject to Code Section 409A: Shares underlying those restricted stock units that are subject to Code Section 409A shall be transferred to Executive on the first market day following the six (6) month anniversary of Executive’s termination of employment.
     (iii) extension of the exercise period for all Executive’s outstanding stock options to the earlier of 165 calendar days from the date of termination or the expiration date of the stock options;
     (iv) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (x) eighteen (18) months, payable when such premiums are due (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (‘COBRA’) or (y) the date upon which Executive and Executive’s eligible dependents become covered under similar plans; and
     (v) life insurance as set forth in Section 4(c).”
     3. Paragraph (b) of Section 8 is revised in its entirety to read as follows:
     “(b) Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, and such termination is in Connection with a Change of Control, then, subject to Section 8(d), Executive will receive:
     (i) twenty-four (24) months of Executive’s Base Salary, less applicable tax withholdings, with payment to occur as follows:
     On the first day following the six (6) month anniversary of Executive’s termination of employment (as determined pursuant to Treasury Regulation Section 1.409A-1(h)), Executive shall receive a lump sum equal to the aggregate amount Executive would have received through such date had payments commenced upon termination of employment in bi-weekly installments in accordance with the Company’s normal payroll policies. Thereafter, the amount remaining shall be paid in bi-weekly installments in accordance with the Company’s normal payroll policies.
     (ii) two (2) payments each equal to 100% of Executive’s Target Annual Incentive for the year in which the termination occurs, less applicable tax withholdings, payable in the Company’s first and third (or vice-versa depending upon Executive’s termination date) fiscal quarter in accordance with the Company’s normal annual incentive payment schedule following Executive’s termination of employment, provided that to the extent that any such payment would occur within six (6) months following Executive’s termination, such payment shall be delayed until the first day following the six (6) month anniversary of Executive’s termination;
     (iii) full vesting with respect to Executive’s then outstanding unvested equity awards (other than performance-based awards), with payment to occur as follows:
     (a) Awards Exempt from Code Section 409A:
(1) Stock Options: stock options may be exercised pursuant to paragraph [iv], with underlying shares to be delivered to Executive as soon as administratively practicable following Executive’s exercise of such options.
(2) Restricted stock: all restrictions placed upon the shares of stock shall lapse upon Executive’s termination of employment.
(3) Restricted stock units: shares underlying those restricted stock units that are exempt from Code Section 409A shall be transferred to Executive as soon as administratively practicable, but in no event later than the sixtieth (60th) day following Executive’s termination of employment.
     (b) Restricted Stock Units Subject to Code Section 409A: Shares underlying those restricted stock units that are subject to Code Section 409A shall be transferred to Executive on the first market day following the six (6) month anniversary of Executive’s termination of employment.
     (iv) extension of the exercise period for all Executive’s outstanding stock options to the earlier of 165 calendar days from the date of termination or the expiration date of the stock options;
     (v) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (x) eighteen (18) months, payable when such premiums are due (provided Executive validly elects to continue coverage under COBRA or (y) the date upon which Executive and Executive’s eligible dependents become covered under similar plans; and
     (vi) life insurance as set forth in Section 4(c).”
     4. Revise Section 8(d) in its entirety to read as follows:
     “(d) Separation Agreement and Release of Claims. The receipt of any severance other benefits pursuant to this Section 8 will be subject to Executive signing and not revoking a separation agreement and release of claims appended hereto as Exhibit B. For this purpose, Executive commits to signing and returning the separation agreement and release of claims to the Company no later than forty-five (45) days after the date of termination of Executive’s employment. Failure to return the separation agreement and release of claims by the forty-fifth (45th) day, or revoking the release of claims within the seven (7) day revocation period, will result in a forfeiture of severance pay.”
     5. Add a new sentence at the end of Section 9 to read as follows:
     “In no event shall payment be made later than the end of the year following the year in which Executive remits the related taxes.”
     6. Revise the first sentence of Section 24(a) to read as follows:
     “Notwithstanding anything to the contrary in this Agreement, if Executive is a ‘specified employee’ within the meaning of Section 409A of the Code and the final regulations and any guidance promulgated thereunder (‘Section 409A’) (and as applied according to procedures of the Company) at the time of Executive’s termination of employment (other than due to death), then the severance benefits payable to Executive under this Agreement, if any, and any other severance payments or separation benefits payments that may be considered deferred compensation under Section 409A (together, the ‘Deferred Compensation Separation Benefits’) otherwise due to Executive on or within the six (6) month period following Executive’s termination of employment will accrue during such six (6) month period and will become payable in a lump sum payment (less applicable withholding taxes) on the date six (6) months and one (1) day following the date of Executive’s termination of employment.”
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(signature page follows)

     IN WITNESS WHEREOF, each of the parties has executed this First Amendment to the Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.
COMPANY:
3COM CORPORATION

By:	/s/ Neal D. Goldman Neal D. Goldman	Date: 12/23/08

EXECUTIVE:

/s/ Ronald A. Sege Ronald A. Sege		Date: 12/22/08